Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Third Quarter 2026 Financial Results

— Third Quarter Revenues of $480.1 Million —

— GAAP Net Income of $16.3 Million and Adjusted EBITDA of $120.1 Million —

— Company Reiterates 2026 Financial Expectations —

DUBLIN, Nov. 3, 2026 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the third quarter of 2026.

“We delivered solid commercial and financial performance in the third quarter while continuing to advance our portfolio of orexin 2 receptor agonists in central disorders of hypersomnolence and other neuropsychiatric conditions,” said Blair Jackson, President and Chief Executive Officer of Alkermes. “The rapid expansion of our orexin development programs, highlighted by our recent clinical proof-of-concept data in ADHD and initiation of a phase 2 study in major depressive disorder, further strengthens our leadership position in orexin-based research. As we continue to advance our orexin development portfolio, we are growing the body of evidence supporting the potential of orexin biology across multiple neuropsychiatric disorders and expect several important clinical data readouts over the year ahead. With a portfolio of development candidates in one of the most exciting new therapeutic categories in neuroscience and a steady cadence of clinical data readouts ahead, we believe we are well positioned to drive long-term value for shareholders.”

Key Financial Highlights

Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Total Revenues	$480.1	$394.2	$1,369.1	$1,091.4
Total Proprietary Net Sales	$417.3	$317.4	$1,167.1	$869.2
VIVITROL®	$127.6	$121.1	$364.4	$343.8
ARISTADA®[i]	$103.9	$98.1	$294.4	$272.8
LYBALVI®	$95.9	$98.2	$282.2	$252.6
LUMRYZ®	$89.9	$—	$226.0	$—

Profitability

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
GAAP Net Income (Loss)	$16.3	$82.8	$(49.7)	$192.3
EBITDA	$63.0	$96.9	$81.8	$221.2
Adjusted EBITDA	$120.1	$121.5	$339.5	$293.7

Revenue Highlights

Proprietary Product Revenues

•
VIVITROL revenues for the quarter were $127.6 million. During the quarter, the company recorded VIVITROL revenue of approximately $8 million related to gross-to-net favorability, primarily driven by favorable patient mix.

•
ARISTADAi revenues for the quarter were $103.9 million, which included approximately $4 million of inventory benefit related to timing of shipments. During the quarter, the company recorded ARISTADA revenue of approximately $3 million related to gross-to-net favorability, primarily driven by favorable patient mix.
•
LYBALVI revenues for the quarter were $95.9 million, which included approximately $2 million of inventory benefit related to timing of shipments. Total prescriptions grew 18% compared to the third quarter of 2025.
•
LUMRYZ revenues for the quarter were $89.9 million. At the end of the third quarter, approximately 4,100 patients were on LUMRYZ therapy.

Manufacturing & Royalty Revenues

•
VUMERITY® manufacturing and royalty revenues for the quarter were $29.5 million.
•
Royalty revenue from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the quarter were $26.4 million.

Key Operating Expenses

	Three Months Ended September 30,
(In millions)	2026 GAAP	2026 Transaction Adjustments	2026 Non-GAAP Adjusted	2025 GAAP
Cost of Goods Sold	$94.2	$28.7	$65.6	$51.6
R&D Expense	$121.1	$0.1	$121.0	$81.7
SG&A Expense	$208.5	$1.0	$207.5	$171.8

	Nine Months Ended September 30,
(In millions)	2026 GAAP	2026 Transaction Adjustments(1)	2026 Non-GAAP Adjusted	2025 GAAP
Cost of Goods Sold	$253.9	$72.4	$181.5	$150.2
R&D Expense	$337.4	$8.3	$329.1	$230.9
SG&A Expense	$690.7	$57.6	$633.1	$514.3

(1)
Includes $20.2 million of share-based compensation expense related to the acceleration of vesting of equity awards for former Avadel Pharmaceuticals plc (Avadel) employees which vested in full upon the closing of the transaction.

Balance Sheet

•
At Sept. 30, 2026, the company recorded cash, cash equivalents and total investments of $787.6 million, compared to $691.6 million at June 30, 2026.

Financial Expectations for 2026

Alkermes reiterates its financial expectations for 2026, as set forth in its press release dated July 28, 2026.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (1:00 p.m. GMT) on Tuesday, November 3, 2026, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia, bipolar I disorder and narcolepsy. Alkermes has established a leadership position in orexin biology and is advancing a portfolio of investigational orexin 2 receptor agonists for narcolepsy, idiopathic hypersomnia and other psychiatric and neurological disorders, including attention-deficit hyperactivity disorder (ADHD), major depressive disorder (MDD) and fatigue associated with multiple sclerosis and Parkinson’s disease. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense and non-recurring gains or losses in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including expectations related to value creation; and expectations regarding development timelines for, and the potential therapeutic and commercial value of, the company’s orexin development candidates. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company may not be able to achieve its financial expectations, including those related to value creation; clinical development activities may not be completed on time or at all; clinical study results may not be predictive of results from future stages of ongoing clinical studies, future clinical studies or real-world results; the unfavorable outcome of arbitration, litigation, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the company’s products or product candidates may be shown to be ineffective or unsafe; the U.S. Food and Drug Administration or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or components of its development programs, including clinical trial designs, conduct and methodologies, and may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; potential changes in the competitive landscape impacting our products, including earlier than anticipated entry of competition from generic forms of our products or competitive products and negotiated maximum fair pricing of competitive products; potential changes in the cost, scope and duration of the company’s development programs; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2025 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; LUMRYZ® is a registered trademark of Flamel Ireland Limited, an affiliate of Alkermes plc; BYANNLI®, INVEGA HAFYERA®, INVEGA TRINZA®, TREVICTA® and XEPLION®, are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	September 30, 2026	September 30, 2025
Revenues:
Product sales, net	$417,280	$317,423
Manufacturing and royalty revenues	62,852	76,762
Total Revenues	480,132	394,185
Expenses:
Cost of goods manufactured and sold	94,220	51,591
Research and development	121,120	81,739
Selling, general and administrative	208,502	171,773
Amortization of acquired intangible assets	19,698	—
Change in the fair value of contingent consideration	568	—
Total Expenses	444,108	305,103
Operating Income	36,024	89,082
Other (Expense) Income, net:
Interest income	6,487	11,943
Interest expense	(27,551)	—
Other expense, net	(223)	(280)
Total Other (Expense) Income, net	(21,287)	11,663
Income Before Income Taxes	14,737	100,745
Income Tax (Benefit) Provision	(1,550)	17,984
Net Income — GAAP	$16,287	$82,761

Earnings Per Share - Basic	$0.10	$0.50
Earnings Per Share - Diluted	$0.09	$0.49

Weighted Average Number of Ordinary Shares Outstanding:
Basic	167,872	165,086
Diluted	176,370	168,510

An itemized reconciliation between net income on a GAAP basis and Adjusted EBITDA is as follows:
Net Income — GAAP	$16,287	$82,761
Adjustments:
Interest income	(6,487)	(11,943)
Interest expense	27,551	—
Income tax (benefit) provision	(1,550)	17,984
Depreciation expense	7,461	8,060
Amortization of acquired intangible assets	19,698	19
EBITDA	62,960	96,881
Share-based compensation	26,747	24,665
Costs related to the acquisition of Avadel	29,790	—
Change in the fair value of contingent consideration	568	—
Adjusted EBITDA	$120,065	$121,546

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Nine Months Ended	Nine Months Ended
(In thousands, except per share data)	September 30, 2026	September 30, 2025
Revenues:
Product sales, net	$1,167,118	$869,151
Manufacturing and royalty revenues	201,934	222,201
Total Revenues	1,369,052	1,091,352
Expenses:
Cost of goods manufactured and sold	253,910	150,248
Research and development	337,385	230,926
Selling, general and administrative	690,720	514,326
Amortization of acquired intangible assets	53,958	—
Change in the fair value of contingent consideration	26,982	—
Total Expenses	1,362,955	895,500
Operating Income	6,097	195,852
Other (Expense) Income, net:
Interest income	20,370	33,174
Interest expense	(74,368)	—
Other (expense) income, net	(1,164)	2,047
Total Other (Expense) Income, net	(55,162)	35,221
(Loss) Income Before Income Taxes	(49,065)	231,073
Income Tax Provision	627	38,750
Net (Loss) Income — GAAP	$(49,692)	$192,323

(Loss) Earnings Per Share - Basic	$(0.30)	$1.17
(Loss) Earnings Per Share - Diluted	$(0.30)	$1.14

Weighted Average Number of Ordinary Shares Outstanding:
Basic	167,037	164,490
Diluted	167,037	168,445

An itemized reconciliation between net (loss) income on a GAAP basis and Adjusted EBITDA is as follows:
Net (Loss) Income — GAAP	$(49,692)	$192,323
Adjustments:
Interest income	(20,370)	(33,174)
Interest expense	74,368	—
Income tax provision	627	38,750
Depreciation expense	22,907	23,262
Amortization of acquired intangible assets	53,958	56
EBITDA	81,798	221,217
Share-based compensation	112,624	72,441
Costs related to the acquisition of Avadel	118,140	—
Change in the fair value of contingent consideration	26,982	—
Adjusted EBITDA	$339,544	$293,658

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	September 30,	December 31,
(In thousands)	2026	2025
Cash, cash equivalents and total investments	$787,574	$588,360
Restricted cash	—	731,206
Receivables	459,090	334,025
Inventory	261,098	196,625
Prepaid expenses and other current assets	105,086	79,090
Property, plant and equipment, net	215,023	221,722
Intangible assets, net	1,741,758	815
Goodwill	592,519	83,027
Deferred tax assets	120,771	125,815
Other assets	152,604	126,308
Total Assets	$4,435,523	$2,486,993
Accrued sales discounts, allowances and reserves	$323,406	$247,126
Long-term debt, current portion	26,500	—
Other current liabilities	302,027	296,311
Long-term debt	1,471,231	—
Other long-term liabilities	447,638	124,261
Total shareholders' equity	1,864,721	1,819,295
Total Liabilities and Shareholders' Equity	$4,435,523	$2,486,993

Ordinary shares outstanding (in thousands)	168,030	165,607

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which the company intends to file in November 2026.

Alkermes plc and Subsidiaries
Summary of Costs Related to the Acquisition of Avadel

	Three Months Ended September 30, 2026
(In thousands)	GAAP Results	Costs Related to the Acquisition of Avadel	Net of Costs Related to the Acquisition of Avadel	Three Months Ended September 30, 2025
Cost of goods manufactured and sold	$94,220	$28,650	$65,570	$51,591
Research and development	$121,120	$111	$121,009	$81,739
Selling, general and administrative	$208,502	$1,029	$207,473	$171,773

	Nine Months Ended September 30, 2026
(In thousands)	GAAP Results	Costs Related to the Acquisition of Avadel (1)	Net of Costs Related to the Acquisition of Avadel	Nine Months Ended September 30, 2025
Cost of goods manufactured and sold	$253,910	$72,413	$181,497	$150,248
Research and development	$337,385	$8,314	$329,071	$230,926
Selling, general and administrative	$690,720	$57,602	$633,118	$514,326

(1) Includes $20,188 of share-based compensation expense related to the acceleration of vesting of equity awards for Avadel employees which vested in full upon the closing of the transaction.